Exhibit 99.1
LANVISION SYSTEMS, INC.
News Release of LanVision Systems, Inc. Dated May 22, 2006
News Release
Visit our web site at: www.lanvision.com
LanVision Systems, Inc.
COMPANY CONTACT:
Paul W. Bridge, Jr.
Chief Financial Officer
(513) 794-7100
FOR IMMEDIATE RELEASE
LANVISION SYSTEMS, INC. REPORTS FIRST QUARTER 2006 OPERATING
RESULTS AND RECORD FIRST QUARTER REVENUES
Cincinnati, Ohio, May 22, 2006 -— LanVision Systems, Inc. (Nasdaq: LANV), which does business under the name Streamline Health, today announced the operating results for the first quarter ended April 30, 2006.
Revenues for the first quarter were $3.8 million, a record first quarter and a 43% increase when compared with $2.7 million reported in the comparable prior period. The improvement was the result of a significant increase in System Sales in the current quarter.
The operating loss for the first quarter was $71 thousand, compared with an operating loss of $254 thousand in the first quarter of last year. The decreased operating loss was a result of the significant increase in System Sales in the current quarter, offset to some extent by the planned increase in operating expenses.
The net loss for the first quarter was $80 thousand, or $0.01 per basic and diluted share, when compared with a net loss of $277 thousand, or $0.03 per basic and diluted share in the first quarter of last year.
J. Brian Patsy, president and chief executive officer, stated, “We are very pleased with our record first quarter performance, which was ahead of our internal operating plan. During our first quarter”, Mr. Patsy continued, “we closed a large transaction through our largest remarketing partner, which had previously been delayed as a result of the uncertainty surrounding the recent consolidation within the healthcare IT marketplace. Our 2006 operating plan calls for modest additional investment in people and technology necessary to take advantage of the market opportunities we see in the health care industry for process improvements through the use of our advanced workflow and document management technologies. Although our significant growth in infrastructure as a part of our 2005 operating plan resulted in increased operating expenses during our first quarter of 2006, we believe that this is a strategic investment in our future. The return on this investment has begun with the significant increase in first quarter system sales, including the addition of one major new client and a significant expansion of our system at an existing client, which resulted in the record first quarter revenues.”
Mr. Patsy concluded, “We are very encouraged with the progress the Company has made during the last twelve months in developing a significantly larger pipeline of qualified prospects. We anticipate that we should be able to achieve our 2006 operating plans which call for approximately a 25% increase in annual revenues when compared to our prior fiscal year. Accordingly, our efforts continue to produce positive results, and we believe that our momentum is building for the remainder of the year and beyond. ”
CONFERENCE CALL INFORMATION
The first quarter conference call will be held at 10:00 a.m. Eastern Time, on Tuesday May 23, 2006. The call will feature remarks from J. Brian Patsy, Chief Executive Officer, William A. Geers, Chief Operating Officer and Paul W. Bridge, Jr., Chief Financial Officer.
To access the call via the webcast, go to www.lanvision.com or www.streamlinehealth.net approximately twenty minutes before the call is scheduled to begin. You will need to register as well as download the necessary audio software. The webcast will also be available on the web site for 30 days.
About LanVision Systems d\b\a Streamline Health
Streamline Health is a leading supplier of workflow and document management tools, applications and services that assist strategic business partners, healthcare organizations, and customers to create and improve operational efficiencies through business process re-engineering and automating demanding document-intensive environments. The company’s workflow-based services offer solutions to inefficient and labor-intensive healthcare business processes throughout the revenue cycle, such as chart coding, abstracting and completion, remote physician order processing, pre-admission registration scanning and signature capture, insurance verification, secondary billing services, explanation of benefits processing and release of information processing. The company’s solutions also address the document workflow needs of the Human Resource and Supply Chain Management departments of the healthcare enterprise. All solutions are available for purchase or through a remote hosting services model that better matches customers’ capital or operating budget needs.
Streamline Health’s solutions create a permanent document-based repository of historical health information that is complementary and can be seamlessly integrated with existing disparate clinical, financial and administrative information systems, providing convenient electronic access to all forms of patient information from any location, including access using a web-browser through the Intranet/Internet. These integrated systems allow providers and administrators to link systems with documents, which can dramatically improve the availability of patient information while decreasing direct costs associated with document retrieval, work-in-process, chart processing, document retention, and archiving. For additional information, please visit our website at http://www.streamlinehealth.net.
Safe Harbor statement under the Private Securities Litigation Reform Act of 1995
Statements made by LanVision Systems, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, converting pipeline opportunities into signed agreements, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell LanVision products, the ability of the Company to control costs, availability of products produced from third party vendors, the healthcare regulatory environment, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results and other risks detailed from time to time in the LanVision Systems, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
© 2006 LanVision Systems, Inc., Cincinnati, OH 45242.
TABLES FOLLOW

LANVISION SYSTEMS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	Three Months Ended
	April 30,
	2006	2005
Revenues:
Systems sales	$1,208,662	$140,804
Services, maintenance and support	1,828,267	1,799,024
Application-hosting services	811,494	757,045

Total revenues	3,848,423	2,696,873

Operating expenses:
Cost of systems sales	626,407	280,187
Cost of services, maintenance and support	838,672	761,364
Cost of application-hosting services	280,230	250,902
Selling, general and administrative	1,414,878	1,056,881
Product research and development	759,679	601,657

Total operating expenses	3,919,866	2,950,991

Operating ( loss )	(71,443)	(254,118)

Other income (expense):
Interest income	32,991	17,794
Interest (expense)	(41,426)	(40,195)

Net (loss)	$(79,878)	$(276,519)

Basic net (loss) per common share	$(0.01)	$(0.03)

Diluted net (loss) per common share	$(0.01)	$(0.03)

Number of shares used in basic per common share computation	9,168,335	9,087,164

Number of shares used in diluted per common share computation	9,168,335	9,087,164

LANVISION SYSTEMS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

	April 30,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$3,204,398	$2,818,347
Accounts receivable, net of allowance for doubtful accounts of $200,000, respectively	1,850,397	2,643,943
Unbilled receivables	2,578,577	1,240,979
Prepaid expenses	516,990	414,559
Deferred tax assets	601,000	309,000

Total current assets	8,751,362	7,426,828

Property and equipment:
Computer equipment	2,196,061	1,627,491
Computer software	1,056,892	865,985
Office furniture, fixtures and equipment	775,957	702,387
Leasehold improvements	522,863	509,767

	4,551,773	3,705,630
Accumulated depreciation and amortization	(2,859,860)	(2,153,803)

	1,691,913	1,551,827

Non-current unbilled receivables	728,541	—
Capitalized software development costs, net of accumulated amortization of $4,304,066 and $3,433,229, respectively	2,835,862	2,156,700
Other, including deferred tax assets	1,312,936	701,091

	$15,320,614	$11,836,446

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$986,418	$523,456
Accrued compensation	368,514	342,382
Accrued other expenses	663,509	710,602
Deferred revenues	2,499,873	2,452,096
Current portion of long-term debt	1,000,000	—
Current portion of capitalized leases	86,425	110,745

Total current liabilities	5,604,739	4,139,281

Non-current portion of capitalized leases	124,884	—
Non-current lease incentives	279,454	251,909
Long-term debt	1,000,000	2,000,000

Stockholders’ equity:
Preferred stock, $0.01 par value per share, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value per share, 25,000,000 shares authorized, 9,173,708 and 9,093,535 shares issued, respectively	91,737	90,935
Capital in excess of par value	35,130,256	35,012,491
Accumulated (deficit)	(26,910,456)	(29,658,170)

Total stockholders’ equity	8,311,537	5,445,256

	$15,320,614	$11,836,446

LANVISION SYSTEMS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three Months
	2006	2005
Operating activities:
Net earnings (Loss)	$(79,878)	$(276,519)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	463,910	357,675
Share-based compensation expense	22,967	—
Cash provided by (used for) assets and liabilities:
Accounts, contract and installment receivables	(42,566)	(578,712)
Other assets	(150,259)	(37,443)
Accounts payable and accrued expenses	(920,796)	(364,350)
Deferred revenues	(117,311)	220,654

Net cash (used for) operating activities	(823,933)	(678,695)

Investing activities:
Purchases of property and equipment	(182,175)	(470,889)
Capitalization of software development costs	(399,999)	(300,000)
Other	(20,150)	134,614

Net cash (used for) investing activities	(602,324)	(636,275)

Financing activities:
Payment of capitalized leases	(20,693)	(57,376)
Exercise of stock options and stock purchase plan	17,129	9,620

Net cash (used for) financing activities	(3,564)	(47,756)

Increase (Decrease) in cash and cash equivalents	(1,429,821)	(1,362,726)
Cash and cash equivalents at beginning of year	4,634,219	4,181,073

Cash and cash equivalents at end of year	$3,204,398	$2,818,347

Supplemental cash flow disclosures:
Interest paid	$41,425	$40,598

Income taxes paid (refund)	$38,300	$(4,882)

Leasehold improvements (included in property and equipment) paid for by the landlord as a lease inducement	$—	$326,000